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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Akouos, Inc. of our report dated March 24, 2020, except for the effects of the reverse stock split discussed in Note 14 to the consolidated financial statements, as to which the date is June 22, 2020, relating to the financial statements of Akouos, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 22, 2020

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM